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                                                                  EXHIBIT 10.29



                               November 5, 1999



James Van Kerkhove
3105 NW Circle A Drive
Portland, OR 97229

Dear Jim,

     On behalf of Encoding.com (the "Company"), I am pleased to offer you the
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position of Vice President of Production of the Company.  Speaking for myself, as well as the other members of the Company's management team, we are all very impressed with your credentials and we look forward to your future success in this position.

     The terms of your new position with the Company are as set forth below:

         1.  Position.
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             a. You will become the Vice President of Production of the Company, working out of the Company's headquarters office in Seattle, Washington. You will report to the Company's President.

             b. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you pursuant to the express and implicit terms hereof, and to the reasonable
                satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors,
                and
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               you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

       2.  Start Date. Subject to fulfillment of any conditions imposed by this
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           letter agreement, you will commence this new position with the
           Company on November 29, 1999.

       3.  Proof of Right to Work. For purposes of federal immigration law, you
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           will be required to provide to the Company documentary evidence of you identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

       4.  Compensation.
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           a.  Base Salary. You will be paid a monthly salary of $11,666, which
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               is equivalent to $140,000 on an annualized basis. Your salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy (or in the same manner as other employees of the Company).

           b.  Bonus. You will also be eligible to receive up to $40,000 in
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               incentive bonuses in your first year employment according to the achievement of objectives defined by the Board of Directors. You will also be eligible to earn incentive bonuses in future years.

           c.  Relocation Bonus. You will be eligible for a relocation bonus of
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               up to $15,000.

           d.  Annual Review. Your base salary will be reviewed in March as part
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               of the Company's normal salary review process.
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       5.  Stock Options. You will be eligible to participate in any stock
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           option or other incentive programs available to officers or employees of the Company. Your initial grant amount will be 250,000 shares. Within two weeks of your start date you will receive the Stock Option Plan and subscription agreement, which will enroll you in the program. You will be eligible to vest your grant of incentive stock options at a rate of 18.75% of the total number of options granted after nine months of employment and 6.25% of the total number of options every quarter thereafter until fully vested (pro-rated for any periods less than a full calendar quarter). You may exercise these options prior to their vesting subject to the Company's right of repurchase which will lapse in accordance with the Option Plan. If the Company merges or becomes acquired the vesting of your options will be accelerated as specified in the company's current stock options agreement. As an officer, if within twelve months from the date of acquisition your position is terminated, the vesting of your options will be accelerated such that 100% of the total number of options will be vested.

       6.  Benefits.
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           a.  Insurance Benefits. The Company will provide you with standard
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               medical and optional dental insurance benefits. You will be eligible to purchase coverage for your dependents under the Company's medical and dental insurance program. The Company will subsidize 50% of these premiums. In addition, the Company currently indemnifies all officers and directors to the maximum extent permitted by law, and you will be requested to enter into the Company's standard for of Indemnification Agreement giving you such protection. Pursuant to the Indemnification Agreement, the Company will agree to advance any expenses for which indemnification is available to the extent allowed by applicable law.

       7.  Confidential Information and Invention Assignment Agreement. Your
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           acceptance of this offer and commencement of employment with the
           Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Confidential Information and Inventions Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality Agreement"), prior to or
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           on your Start Date.

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       8.  Severance Agreement. If your employment is terminated by the Company
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           or its successor for any reason other than cause, as determined by the Company's Board of Directors, you will be entitled to receive continuation of your base salary and insurance benefits for six months following the date of termination of your employment and will be allowed to purchase your vested stock options including a prorated portion of the initial 18.75% of your option grant.

       9.  Confidentiality of Terms. You agree to follow the Company's strict
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           policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

       10. At-Will Employment. Notwithstanding the Company's obligation
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           described in Section 8 above, your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.
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          We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

                                                    Very truly yours,

                                                    ENCODING.COM

                                                    /s/ Dave Bullis

                                                    Dave Bullis
                                                    President



ACCEPTED AND AGREED:

James Van Kerkhove

/s/ James Van Kerkhove
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Signature

November   , 1999
________________________________
Date

Enclosure:  Confidential Information and Invention Assignment Agreement